Exhibit 10.9

CONFIDENTIAL

[    ], 2026

Ares Acquisition Corporation III

c/o Ares Management LLC

245 Park Avenue, 44th Floor

New York, NY 10167

Attn: David B. Kaplan

Re:Engagement of Services

Dear Mr. Kaplan:

This will confirm the basis upon which Ares Acquisition Corporation III (“Client”) has engaged Ares Management Capital Markets LLC (“AMCM”) (collectively, with the Client, the “Parties”), to provide consulting and advisory services (the “Engagement”), including in connection with Client’s initial public offering (“IPO”) of its securities (the “Transaction”).In connection with the Engagement, AMCM will: (i) review the deal structure and terms and related structuring advice related to the Transaction; and (ii) assist Client with selecting underwriters for the Transaction.

Following the successful completion of the IPO and as part of this Engagement, AMCM will provide consulting and advisory services in support of Client’s initial business combination. Such services shall include: (i) evaluating potential targets and related due diligence support; (ii) providing strategic advice and guidance on transaction structuring, reviewing informational and investor materials; and (iii) consulting on marketing materials and investor relations activities.

The Parties acknowledge that AMCM is being retained solely to provide the services set forth in this engagement letter (this “Engagement Letter”), and that AMCM is not being retained to act as an underwriter or member of any selling syndicate in connection with the Transaction. Client agrees that AMCM shall serve as an “independent financial adviser” as defined in FINRA Rule 5110(j)(9). AMCM shall: (a) provide the services set forth in this Engagement Letter independently of the underwriter(s); (b) have no liability to Client, its affiliates or its securities holders for any actions or omissions of the underwriter(s); and (c) have no responsibility or liability to the underwriters in connection with the services set forth in the Engagement Letter. AMCM is providing the services set forth in the Engagement Letter solely in an advisory capacity. Client acknowledges and agrees that it retains full discretion whether to follow such advice. As defined in FINRA Rule 5110(j)(16), AMCM will not participate in the Transaction or in the preparation of the offering documents for the Transaction. The execution of the Transaction (including structuring the IPO, soliciting prospective investors, and negotiating the terms of the IPO) will be the responsibility of the underwriters. AMCM will not advise on the proposed price range for the offered securities or the key SPAC terms or structure for which securities are offered in the Transaction.

1.Fee. Client shall pay AMCM an advisory fee in an amount equal to 0.40% of the aggregate gross proceeds of the IPO (including proceeds from the overallotment option if exercised) (the “Advisor IPO Fee”), in connection with the Transaction. The Advisor IPO Fee resulting from the base deal shall be payable in U.S. dollars at the closing of the IPO. Client shall pay AMCM an advisory fee in an amount equal to 0.70% of the aggregate gross proceeds of the IPO (including proceeds from the overallotment option if exercised) (the “Advisor IBC

Fee” and together with the Advisor IPO Fee, the “Advisor Fees”), in connection with AMCM’s consulting and advisory services in support of Client’s initial business combination. The Advisor IBC Fee will be payable in U.S. dollars at the closing of Client’s initial business combination. If the IPO does not occur during the Term, then no Advisor Fees shall be payable to AMCM.

Client and AMCM agree and acknowledge that the Advisor Fees to be paid to AMCM will be reimbursed from a portion of the cash fees paid to the underwriters of the IPO.

The fees described in this Section 1 are compensation for the Engagement, which consists of work directly related to the Engagement. Any work outside of the scope of the Engagement shall be subject to additional compensation as separately agreed by the Parties to this Engagement Letter.

2.Term of Engagement. This Engagement Letter shall remain in force until terminated by either AMCM or Client at any time with 30 days’ advance written notice to the other (the “Term”). Termination of this Engagement Letter shall not affect AMCM’s right to indemnification or contribution or payment of the Advisor Fees in accordance with the terms of this Engagement Letter. Without limiting the foregoing and notwithstanding the termination of this Engagement Letter, the provisions of this Engagement Letter shall survive and remain operative in accordance with its terms.

3.Scope of Liability. Neither AMCM nor any of its control persons, members, managers, officers, employees, agents or affiliates shall be liable to Client or to any other person claiming through Client for any error of judgment or for any claim, loss or expense suffered by Client or any such other person in connection with the matters to which the Engagement relates. The limitation on liability set forth in this Section 3 shall not apply, however, to the extent a claim, loss or expense arises out of or is based upon any action or failure to act by AMCM or any of its control persons, members, managers, officers, employees, or affiliates, other than an action or failure to act undertaken at the request or with consent of Client, that is found in a final judicial determination (or a settlement tantamount to such determination) to constitute actual fraud, bad faith, willful misconduct or gross negligence on the part of AMCM or any such other person.

4.Indemnity and Contribution. Subject to Section 11 below and recognizing that transactions of the type contemplated by the Engagement sometimes result in litigation and that AMCM’s role is strictly limited to acting in the capacities described in this Engagement Letter, Client agrees to indemnify AMCM and its control persons, members, managers, officers, employees, and affiliates (each, including AMCM, an “Indemnified Person”) to the full extent lawfully permitted. Such indemnification shall apply to any and all claims, losses and expenses as incurred by each such Indemnified Person in connection with investigation of and preparation for any such pending or threatened claims and any litigation or other proceedings arising from the Engagement or any actual or proposed IPO or initial business combination. For the avoidance of doubt and without limiting the generality of the foregoing, such losses or expenses shall include all reasonable, documented fees and out of pocket disbursements of each such Indemnified Person’s counsel as well as all reasonable travel and other out-of-pocket expenses incurred. Notwithstanding anything in this Engagement Letter to the contrary, the indemnification obligation set forth in this Section 4 shall not include any claim, loss or expense to the extent that such claim, loss or expense arises out of, or is based upon, any action or failure to act by any Indemnified Person, other than an action or failure to act undertaken at the request or with consent of Client, that is found in a final judicial determination (or a settlement tantamount to such determination) to constitute actual fraud, bad faith, willful misconduct or gross negligence on the part of any Indemnified Person (“Excluded Claims”). The indemnification obligation set forth in this Section 4 is in addition to and not in lieu of any other rights of indemnification that may exist between the Parties, whether arising by agreement, law or equity.

AMCM shall notify Client in writing if any action, suit or investigation (an “Action”) is commenced against AMCM within a reasonable time after AMCM or any other Indemnified Person shall have been served with a summons or other first legal process. The failure to notify Client shall not, however, relieve Client from any liability that it may have under this Engagement Letter, except to the extent that such failure to notify Client actually results in a material prejudice to Client’s rights. At its own expense, Client may assume the defense of any Action upon written notice to AMCM and any such Indemnified Person(s), if applicable, within 30 days of notice by AMCM or such Indemnified Person provided pursuant to this Section 4. Any such defense shall be conducted by counsel chosen by Client and reasonably satisfactory to AMCM and such Indemnified Person(s). The Indemnified Person shall have the right to participate in the defense of any Action with counsel selected by it subject to the Client’s right to control the defense of the Action. The fees and disbursements of such counsel shall be at the expense of the Indemnified Person, unless, in the reasonable opinion of counsel to the Indemnified Person: (a) there are legal defenses available to an Indemnified Person that are different from or additional to those available to the Client; or (b) there exists an actual conflict of interest between the Client and the Indemnified Person that cannot be waived. In the event that the exceptions set forth in clause (a) or (b) in the preceding sentence are triggered, the Client shall be liable for the reasonable, documented fees and expenses of counsel to the Indemnified Person in each jurisdiction for which the Indemnified Person determines counsel is required. If the Client (i) elects not to compromise or defend such Action, (ii) fails to promptly notify the Indemnified Person in writing of its election to defend as provided in this Engagement Letter, or (iii) fails to diligently prosecute the defense of such Action, then, subject to the next paragraph, the Indemnified Person may pay, compromise, defend such Action and seek indemnification for any and all damages, expenses, liabilities and losses based upon, arising from or relating to such Action. The Parties and their affiliates shall cooperate with each other in all reasonable respects in connection with the defense of any Action.

Notwithstanding any other provision of this Engagement Letter, Client shall not enter into any settlement of any Action without the prior written consent of the Indemnified Person, which consent will not be unreasonably withheld or delayed.

If the foregoing indemnity is unavailable or insufficient to hold such Indemnified Person(s) harmless, then, subject to Section 11 below and except for Excluded Claims, Client shall contribute to amounts paid or payable by such Indemnified Person(s) in respect of such claims, losses and expenses in such proportion as appropriately reflects the relative benefits received by, and fault of, Client and such Indemnified Person(s) in connection with the matters as to which such claims, losses and expenses relate and other equitable considerations. With respect to Excluded Claims, contribution shall be based exclusively on principles of relative fault.

5.Information Provided to AMCM. In performing the services described above, Client agrees to furnish or cause to be furnished to AMCM such information as AMCM reasonably believes appropriate to permit AMCM to provide the services contemplated by this Engagement Letter to or for Client (all such information so furnished being the “Information”). Client recognizes and confirms that AMCM: (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Engagement Letter without having independently verified such Information or information; (b) does not assume responsibility for the accuracy or completeness of the Information and such other information; and (c) will not make any appraisal of any of the assets or liabilities of Client.

6.Confidentiality. In the event of the completion and public disclosure of any Transaction, AMCM shall have the right to disclose its advisory role in the Transaction by listing Client’s name and logo on its website and in its marketing materials.

No analysis, information or advice, whether communicated in written, electronic, oral or other form, provided by AMCM or its affiliates to Client or to its affiliates and its directors, officers, accountants, legal advisors and employees (the “Client Representatives”) in connection with the Engagement (the “AMCM Information”) shall be disclosed by Client or such Client Representatives, in whole or in part, to any third party, or circulated or referred to publicly, or used for any purpose other than in connection with the Engagement and the Transaction without the prior written consent of AMCM. Except as required by law or regulation, or pursuant to an order of a court of competent jurisdiction, or as otherwise publicly disclosed, neither party may disclose to any third party the existence or terms of this Engagement Letter without the prior written consent of the other party. Notwithstanding anything in this Engagement Letter to the contrary, the fact of AMCM’s Engagement may be disclosed by Client to the extent required for the exclusive purpose of the Engagement or as required by law, rule or regulation. AMCM’s Engagement, including this Engagement Letter, may be disclosed in Client’s registration statement, preliminary prospectus, prospectus and each amendment or supplement to any of them, as filed with the Securities and Exchange Commission. Client shall inform each of its Client Representatives to whom the AMCM Information is disclosed of the obligation to keep such AMCM Information confidential as provided by this Section 6. Client shall be responsible for any damages to AMCM to the extent caused by breaches of this Section 6 by any of its Client Representatives.

AMCM agrees to keep confidential all material nonpublic information provided to it by Client (the “Client Information”). Notwithstanding any provision in this Engagement Letter to the contrary, AMCM may disclose Client Information to its affiliates, members, officers, accountants, agents, legal advisors and employees (the “AMCM Representatives”) to the extent required for the exclusive purpose of the Engagement. AMCM shall inform each of its AMCM Representatives to whom the Client Information is disclosed of the obligation to keep such Client Information confidential as provided by this Section 6. AMCM shall be responsible for any direct damages to Client to the extent caused by breaches of this Section 6 by any of its AMCM Representatives.

Client Information and AMCM Information shall be considered public and not protected by this Engagement Letter if it: (a) is or becomes generally available to the public other than as a result of a disclosure by the receiving party or a representative of the receiving party in breach of the terms of this Section 6; (b) becomes available to the receiving party on a non-confidential basis from a source not known by the receiving party to be under a duty of confidentiality to the disclosing party; or (c) is already known to the receiving party at the time of disclosure.

Nothing in this Engagement Letter shall obligate either party to refrain from disclosure of AMCM Information or Client Information (as the case may be, “Confidential Information”) to the extent such disclosure is required by law, regulation or judicial process or at the request of a regulatory authority. If any Confidential Information is required to be disclosed by law, including without limitation, pursuant to the terms of a subpoena or similar document or in connection with litigation or other legal proceedings (other than for routine supervisory examinations by regulatory authorities), then, to the extent permitted by applicable law or regulation, the receiving party of such information agrees to notify the disclosing party promptly of the existence, terms and circumstances surrounding such request. To the extent permitted by applicable law or regulation, the receiving party shall allow the disclosing party, in its sole discretion and at its sole expense, to contest the disclosure of Confidential Information on the disclosing party’s behalf. The receiving party agrees to reasonably cooperate with the disclosing party in such efforts to contest such disclosure at disclosing party’s expense. Regardless of whether, the disclosing party takes any legal action to limit or prohibit the disclosure, the receiving party agrees only to disclose that portion of the Confidential Information that it is advised by counsel it is legally required to disclose.

Each Party acknowledges and agrees that irreparable damage would occur to the other and their respective affiliates in the event any of the provisions of this Section 6 were not performed in accordance with their specific terms or were otherwise breached. Each Party also acknowledges and agrees that monetary damages would not be a sufficient remedy for any such non-performance or breach. Accordingly, each party shall be entitled to specific performance of the terms of this Section 6, including, without limitation, an injunction or injunctions to prevent breaches of the provisions of this Section 6 and to enforce specifically the terms and provisions of this Engagement Letter in the courts of the Cayman Islands in addition to any other remedy to which such party may be entitled at law or in equity.

The Parties agree that the provisions of this Section 6 will survive the termination of this Engagement Letter.

7.Governing Law. This Engagement Letter and any dispute, claim, suit, action or proceeding of whatever nature arising out of or in any way related to it or its formation (including any non-contractual disputes or claims) are governed by, and shall be construed in accordance with, the laws of the Cayman Islands.

8.Jurisdiction. Each party irrevocably agrees that the courts of the Cayman Islands shall have exclusive jurisdiction to hear and determine any claim, suit, action or proceeding, and to settle any disputes, which may arise out of or are in any way related to or in connection with this Engagement Letter or the legal relationship established by it, and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts.

9.Third Party Rights. A person who is not a party to this Engagement Letter has no right under the Contracts (Rights of Third Parties) Act (As Revised), as amended, modified, re-enacted or replaced, to enforce any term of this Engagement Letter.

10.Assignment. No party to this Engagement Letter may assign either this Engagement Letter or any of its rights, interests, or obligations under this Engagement Letter without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Engagement Letter shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

11.Trust Account Waiver. AMCM agrees that it shall have no right, title, interest or claim of any kind in or to any monies held in the trust account established in connection with the Client’s initial public offering for the benefit of the Client and holders of shares issued in such offering. AMCM also agrees not to seek recourse against such trust account for any reason whatsoever. Accordingly, AMCM acknowledges and agrees that any indemnification payment to be provided under this Engagement Letter will only be able to be satisfied paid by Client if: (i) prior to an initial business combination, to the extent that Client has sufficient funds outside of the trust account to satisfy its obligations under this Engagement Letter; or (ii) on or after the date that Client consummates an initial business combination, and in both cases such indemnification and other payments shall accrue and become due and payable immediately upon the occurrence of either event in clauses (i) and (ii).

12.Miscellaneous.

(a)Client acknowledges and agrees that the services to be provided pursuant to the Engagement will not include any accounting, tax or legal advice.

(b)All notices or other communications to be given under this Engagement Letter shall be in writing and shall be sent by delivery in person, by courier service, by electronic mail transmission (including, by electronic mail transmission containing an electronic link to a communication or notification that is electronically accessible) or telecopy or by registered or certified mail (postage prepaid, return receipt requested) addressed as follows or such other address as may be substituted by notice as provided below:

If to Client:

Ares Acquisition Corporation III

c/o Ares Management LLC

245 Park Avenue, 44th Floor

New York, NY 10167

Attention: General Counsel

Email: generalcounsel@aresmgmt.com

If to AMCM:

Ares Management Capital Markets LLC

1800 Avenue of the Stars

Suite 1400

Los Angeles, California 90067

Attention: General Counsel

Email: generalcounsel@aresmgmt.com

Any notice given pursuant to this Engagement Letter shall be deemed to have been given upon the earliest of: (i) receipt; (ii) three days after being deposited in the U.S. mail, postage prepaid, by registered or certified mail, return receipt requested; and (iii) one day after being sent by Federal Express or other recognized overnight delivery service, return receipt requested. In the case of notices to and from the U.S. to any other country, such notices shall be deemed to have been given upon the earlier of: (A) receipt; and (B) two days after being sent by Federal Express or other recognized courier service, return receipt requested. In the case of notices sent by electronic mail transmission or facsimile, such notices shall be deemed to have been given when sent.

(c)The Parties understand that AMCM is being engaged as an independent contractor to provide the services described above solely to Client. In such capacity, AMCM shall act as an independent contractor, and any duties of AMCM arising out of its engagement pursuant to this Engagement Letter shall be contractual in nature and shall be owed solely to Client. Client understands and acknowledges that AMCM is not acting as a fiduciary of Client, the security holders or creditors of Client or any other persons in connection with the Engagement. Client acknowledges that AMCM is not providing any advice on tax, legal, regulatory or accounting matters and that Client will seek the advice of its own professional advisors for such matters and make an independent decision regarding any transaction contemplated by this Engagement Letter based upon such advice.

(d)Client understands and acknowledges that AMCM and its affiliates (collectively, the “AMCM Group”), engage in providing a wide variety of financial consulting services and other investment banking products and services to a wide range of institutions and individuals. In the ordinary course of business, the AMCM Group and certain of its employees, as well as investment funds in which they may have financial interests (including advisory or sub-advisory interests) or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, a party that may be involved in the matters contemplated by this Engagement Letter or have other relationships with such parties. With respect to any such securities, financial instruments or investments, all rights in respect of such securities, financial instruments and investments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. The AMCM Group may currently, and may in the future, have relationships with parties other than Client, including parties that may have interests with respect to Client, the Transaction or other parties involved in the Transaction, from which conflicting interests or duties may arise. Although the AMCM Group in the course of such other activities and relationships may acquire information about Client, the Transaction or such other parties, the AMCM Group shall have no obligation to, and may not be contractually permitted to, disclose such information, or the fact that the AMCM Group is in possession of such information, to Client or to use such information on Client’s behalf.

(e)In order to enable AMCM to bring relevant resources to bear on the Engagement from among its affiliates, the Client agrees that AMCM may share information obtained from Client with other members of the AMCM Group and may perform the services contemplated by this Engagement Letter in conjunction with such other members. Client’s consent to the use of members of the AMCM Group only to the extent: (i) such members agree to be bound by any applicable confidentiality provisions separately agreed between the parties related to the Transaction; and (ii) that AMCM shall be responsible for the breach by any member of the AMCM Group of such confidentiality provisions.

(f)If any term or provision of this Engagement Letter, or its application to any person or circumstance, shall be held invalid or unenforceable, the remaining terms and provisions of this Engagement Letter will not be affected. The application of such term or provision to any person or circumstances other than those to which it is held invalid or unenforceable shall not be affected.

(g)This Engagement Letter incorporates the entire agreement, and supersedes all prior agreements, arrangements or understandings (whether oral or written), between the Parties with respect to the subject matter. This Engagement Letter may not be amended or modified except in writing signed by the Parties.

(h)This Engagement Letter may be executed in one or more counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same document.

---SIGNATURE PAGE FOLLOWS---

If you are in agreement with the foregoing, please sign and return the attached copy of this Engagement Letter, whereupon this Engagement Letter shall become effective as of the date first written above.

Very truly yours,

Ares Management Capital Markets LLC

By:
Name:
Title:

Acknowledged and Agreed:

Ares Acquisition Corporation III

By:
Name:
Title: